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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
Image Technology Laboratories, Inc.


We consent to the inclusion in the Prospectus of this Registration Statement on Form SB-2 of our report, dated March 3, 2000, on the financial statements of Image Technology Laboratories, Inc. as of December 31, 1999 and 1998, and for the years then ended and for the period from January 1, 1998 (date of inception) to December 31, 1999, which are also included in the Prospectus. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                                   J.H. COHN LLP

Roseland, New Jersey
March 30, 2000